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                                                                      EXHIBIT 12

                              AMENDMENT OF ARTICLES
                              OF INCORPORATION AND
                           CERTIFICATE OF DESIGNATION

                                       OF

                       SERIES A CUMULATIVE PREFERRED STOCK

                                       OF

                           EQUITY INTERMEDIARY COMPANY

      Pursuant to the provisions of The General and Business Corporation Law of the State of Missouri, the undersigned corporation certifies the following:

      We, Anthony J. Williamson and James D. Gaughan, the Vice President and Treasurer, and Secretary, respectively, of Equity Intermediary Company (the "Corporation"), a corporation organized and existing under The General Business and Corporation Law of the State of Missouri, in accordance with the provisions of Section 351.180 thereof, do hereby certify:

      1. The present name of the Corporation is Equity Intermediary Company. The name under which it was originally organized was Equity Intermediary Company.

      2. On December 10, 2003 the Board of Directors, acting pursuant to powers granted to it by the Corporation's By-Laws, exercised the power expressly given to the Board under the Corporation's Articles of Incorporation, to provide for the issuance of a series of Preferred Stock to be designated "Series A Cumulative Preferred Stock".

      The resolutions governing the Series A Cumulative Preferred Stock are set forth below and should be considered an amendment to Article III of the Articles of Incorporation of the Corporation.

      "RESOLVED, that pursuant to the authority granted to the Board of Directors in the Articles of Incorporation of the Corporation, as amended, the Board hereby establishes and authorizes to be issued 110,000 shares of Preferred Stock, Series A, $1,000 par value per share, having the designation, powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions set forth as follows:


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1.    Designation.

      The designation of such series of Preferred Stock is Series A Cumulative Preferred Stock. The number of shares of Series A Cumulative Preferred Stock is 125,000 and the par value per share is $1,000. All shares of Series A Cumulative Preferred Stock shall be identical and shall be equal in all respects to every other share of Series A Cumulative Preferred Stock.

2.    Dividends.

      (a)   Dividend Rate

            The dividend rate on shares of Series A Cumulative Preferred Stock shall be the Applicable Rate times the Liquidation Preference (as defined below) of such shares.

      (b)   Cash Dividends

            The holders of Series A Cumulative Preferred Stock shall be entitled to receive cash dividends out of any legally available funds therefor, when and as declared by the Board of Directors, as provided for below. Dividends shall accumulate, whether or not declared by the Board of Directors.

      (c)   Dividend Payment Dates

            Dividends on the outstanding Series A Cumulative Preferred Stock shall be payable quarterly in arrears on the 15th day of each March, June, September, and December (each such date a "Dividend Payment Date"), respectively, commencing on March 15, 2004. Each such dividend shall be paid to those holders of record of such Preferred Stock as they appear on the stock register of the Corporation on the date 15 days prior to the Dividend Payment Date. Dividend arrearages for any past dividend periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date that may be fixed by the Board of Directors of the Corporation, which date shall not be more than forty-five (45) days before the Dividend Payment Date. Dividends payable for any partial or full quarterly period shall be computed on the actual number of days elapsed, based on a 360-day year.

      (d)   Cumulative Dividends

            Dividends on the Series A Cumulative Preferred Stock shall be cumulative from the date such Preferred Stock is initially issued. If the full amount of the dividends, including all accumulated and unpaid dividends payable upon any


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            Dividend Payment Date, is not paid on such date, the cumulative amount of all unpaid dividends shall be payable on the next quarterly Dividend Payment Date. No interest shall be payable in respect of any dividend payment that may be in arrears.

      (e)   Dividend Preference

            The Series A Cumulative Preferred Stock shall, with respect to dividend payments, rank senior to the Corporation's Common Stock, $1.00 par value per share (the "Common Stock"), and to all other Junior Stock.

            So long as any of the Series A Cumulative Preferred Stock is outstanding, the Corporation will not declare, make or pay any Junior Stock Payment unless all dividends on the Series A Cumulative Preferred Stock for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof shall have been set aside by the Corporation separate and apart from its other funds in trust and the full dividend thereon for the then current quarterly dividend period shall have been declared and paid or so set aside in trust.

            No dividend shall at any time be paid or declared on the shares of any class or series of Parity Stock, if such Parity Stock bears cumulative dividends payable semiannually or quarterly on the same dates as the dividends are payable on the Series A Cumulative Preferred Stock, unless dividends shall simultaneously be paid or declared pro rata, as nearly as practicable, according to the amounts of the dividends at the time accumulated and unpaid on the shares of the Series A Cumulative Preferred Stock and on the shares of each such class or series of Parity Stock. If at any time arrearages exist in the payment in full of accumulated dividends payable on the shares of the Series A Cumulative Preferred Stock, no dividend shall be paid or declared on the shares of any class or series of Parity Stock which bears cumulative dividends payable otherwise than semiannually or quarterly on the same dates as the quarterly dividends are payable on the Series A Cumulative Preferred Stock, unless dividends shall simultaneously be paid or declared on the shares of the Series A Cumulative Preferred Stock and on each such class or series of Parity Stock, pro rata, as nearly as practicable, according to the amounts of the dividends at the time in arrears in respect of the Series A Cumulative Preferred Stock and the dividends at the time accumulated and unpaid on such class or series of Parity Stock.

3.    Voting Rights.

      (a)   No Voting Rights

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            The holders of the shares of the Series A Cumulative Preferred Stock shall not, except as otherwise required by law or as set forth herein, have any right or power to vote on any question or in any proceeding, or to be represented at, or to receive notice of, any meeting of stockholders.

      (b)   Voting Shift

            If, however, and whenever, at any time or times (i) the dividends payable on the Series A Cumulative Preferred Stock shall be in arrears in an aggregate amount equal to or greater than the aggregate amount of dividends accumulated thereon during the two most recent quarterly dividend periods, or (ii) the outstanding shares of any one or more other series of Preferred Stock upon which like voting rights may be conferred, by reason of dividend payments or sinking fund requirements (including final redemption requirements for the shares of such series) being in arrears, shall then have the right to elect directors of the Corporation, then, the holders of the outstanding Series A Cumulative Preferred Stock shall have the right, voting as a separate class together with the holders of all other series of Preferred Stock outstanding having like voting rights, to elect two additional directors to the Board of Directors of the Corporation. Such additional directors shall be entitled to serve on the Board of Directors until all accumulated and unpaid dividends have been paid on the Series A Cumulative Preferred Stock or the outstanding shares of such other series of Preferred Stock shall cease to have such like voting rights, as the case may be (any of such periods called the "Class Voting Period"), subject to revesting in the event of each and every subsequent default of the character and at the time mentioned above. The Board of Directors of the Corporation shall as expeditiously as reasonably practicable, but in any event within 30 days after such voting power shall be vested in the Series A Cumulative Preferred Stock, take all actions necessary to effect the election of the additional two directors by the holders of such Series A Cumulative Preferred Stock and any other series of Preferred Stock having like voting rights, including, without limitation, taking such actions as may be necessary to expand the number of directors comprising the Board of Directors and calling a special meeting of the holders of such Series A Cumulative Preferred Stock and any other series of Preferred Stock having like voting rights for the purpose of electing such directors. Upon the expiration of any Class Voting Period, the term of office of any director elected by the holders of such Series A Cumulative Preferred Stock and any other series of Preferred Stock having like voting rights shall terminate and the number of directors comprising the Board of Directors of the Corporation shall, without further action, be reduced by two.

            Any director who shall have been elected by holders of the Series A Cumulative Preferred Stock and any other series of Preferred Stock having like voting rights may be removed at any time during a Class Voting Period, with or without cause, only by the vote of the holders of a majority of the outstanding shares of such Series A Cumulative Preferred Stock and other series of Preferred Stock, if any,


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            and any vacancy thereby created may be filled during such Class
            Voting Period only by such holders.

            On any matters on which the holders of the Series A Cumulative Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

4.    Redemption Provisions.

      The Corporation may redeem, at its option, all or any portion of the outstanding Series A Cumulative Preferred Stock at any time or from time to time (to the extent that any such redemption shall not violate applicable provisions of the laws of the State of Missouri) at a price equal to the par value per share, plus any amount equal to accumulated and unpaid dividends thereon. The Series A Cumulative Preferred Stock is not subject to redemption except as provided herein.

5.    Amendments.

      So long as any of the Series A Cumulative Preferred Stock is outstanding, the Corporation, without the consent of all of the holders of the outstanding shares of such series of Preferred Stock, will not:

      (i) authorize the creation of any class or series of Prior Stock, or increase the authorized amount of any class or series of Prior Stock theretofore authorized, or

      (ii) authorize the creation of any class or series of Parity Stock, or increase the authorized amount of any class or series of Parity Stock theretofore authorized, or

      (iii) alter or change the powers, preferences or special rights of the shares of the Series A Cumulative Preferred Stock.

6.    Liquidation Rights.

      In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital or surplus, an amount in cash equal to $1,000 per share (the "Liquidation Preference"), together with any accumulated and unpaid dividends to the date fixed for liquidation, dissolution or winding up, whether or not declared, before any distribution is made on any Junior Stock, including the Common Stock. If the assets of the Corporation shall be insufficient to permit the payment of the Liquidation Preference in full, then said assets shall be distributed ratably among the holders of the Series A Cumulative Preferred Stock and any Parity Stock in proportion to the amounts which would be payable on such liquidation, dissolution or winding up if the Liquidation Preference amount was paid in full. For the purposes of this paragraph 6 neither a consolidation or merger of the Corporation with or into any other corporation, nor a


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      merger of any other corporation into the Corporation, nor the purchase or redemption of all or any part of the outstanding shares of any class or classes of stock of the Corporation, nor the sale or transfer of the property and business of the Corporation as or substantially as an entirety, shall be construed to be a dissolution or liquidation of the Corporation.

7.    Affiliated Transactions.

      The Corporation will not permit any Subsidiary at any time to purchase any shares of the Series A Cumulative Preferred Stock, and will not itself at any time purchase any outstanding shares of such series, except pursuant to an offer to purchase made on a comparable basis to all the holders of all the outstanding shares of the Series A Cumulative Preferred Stock.

8.    Definitions.

      For the purposes hereof, the following terms shall have the following respective meanings:

            Applicable Rate - 7%.

            Business Day - - shall mean any day on which banks are required to be open to carry on their normal business in the State of New York.

            Dividend Payment Date -- shall have the meaning set forth in paragraph 2(c) hereof.

            Junior Stock -- the Common Stock of the Corporation and any other class of stock of the Corporation hereafter authorized over which the Series A Cumulative Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

            Junior Stock Payment --

            (a) any dividend (other than a dividend payable in stock ranking junior to the Series A Cumulative Preferred Stock both as to the payment of dividends and the distribution of assets on any liquidation, dissolution of winding up of the Corporation) on any class of Junior Stock; or

            (b) any redemption, purchase or the acquisition for value, or setting apart money for any sinking or other analogous fund for the redemption or purchase, of any shares of any class of Junior Stock, or any other distribution made in respect of any class of Junior Stock, either directly or indirectly.

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            Parity Stock -- any stock of the Corporation ranking as to payment of dividends and distribution of assets on any liquidation, dissolution or winding up of the Corporation on a parity with the Series A Cumulative Preferred Stock.

            Prior Stock -- any stock of the Corporation ranking prior to the Series A Cumulative Preferred Stock as to the payment of dividends or distribution of assets on any liquidation, dissolution or winding up of the Corporation.

            Subsidiary -- any corporation of which a majority of the Voting Securities is at the time directly or indirectly owned or controlled by the Corporation.

            Voting Securities of any corporation -- the outstanding stock of such corporation having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation, irrespective of whether or not stock of any other class or classes of such corporation shall have or might have voting power by reason of the occurrence of any contingency."


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            IN WITNESS WHEREOF, said Equity Intermediary Company has caused this certificate to be signed by its President, and by its Secretary, this 10th day of December, 2003.

                                          EQUITY INTERMEDIARY COMPANY



                                          By: /s/ ANTHONY J. WILLIAMSON
                                              -------------------------
                                              Anthony J. Williamson
                                              Vice President and Treasurer

                                          By: /S/ JAMES D. GAUGHAN
                                              --------------------
                                              James D. Gaughan
                                              Secretary

STATE OF NEW YORK
COUNTY OF QUEENS

Anthony J. Williamson, being duly sworn, upon oath states that he is the Vice President and Treasurer of Equity Intermediary Company, a corporation organized and existing under the Laws of the State of Missouri, and that the facts set forth in the foregoing certificate are true.

                                          /S/ANTHONY J. WILLIAMSON
                                          ------------------------
                                          Vice President and Treasurer

Subscribed and Sworn to before me this 10th day of December, 2003.

My Commission Expires: 03/1/07


                                          /S/ BRENDA CHIARELLO
                                          --------------------
                                          NOTARY PUBLIC


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